Exhibit 24.2

MONADHA, S.H., M.Kn. NOTARIS KOTA JAKARTA SELATAN

**RAHASIA / CONFIDENTIAL**

# SURAT KUASA

# POWER OF ATTORNEY

Administrasi Akun SEC EDGAR / SEC EDGAR account administration

Antara / Between

PT SMART GREEN TECHNOLOGIES

dan / and

PAUL TAYLOR

Tanggal / Date: 6 Mei 2026 / May 6, 2026

| Pemberi Kuasa | Grantor |
|---|---|
| Surat Kuasa ini (selanjutnya disebut "**Surat Kuasa**") diberikan oleh: | This Power of Attorney (the "**Power of Attorney**") is granted by: |
| **PT SMART GREEN TECHNOLOGIES**, suatu perseroan terbatas yang didirikan dan tunduk pada hukum Republik Indonesia, terdaftar pada Kementerian Hukum dan Hak Asasi Manusia Republik Indonesia dengan Nomor Induk Berusaha (NIB) 1404250090169, yang berkedudukan di Belleza, Lt. 1 SA 11A & 1 SA 11B, Jl. Letjen Soepeno Nomor 34, Jakarta Selatan 12210, Republik Indonesia (selanjutnya disebut "**Perseroan**").<br>Dalam hal ini diwakili oleh **BO NICLAS ADLER**, yang bertindak berdasarkan Surat Keputusan Direksi Nomor 001/SK.Dir/V/2026 tertanggal 5 Mei 2026, selaku pihak yang berwenang untuk memberikan Kuasa (selanjutnya disebut "**Pemberi Kuasa**") kepada: | **PT SMART GREEN TECHNOLOGIES**, a limited liability company (Perseroan Terbatas) incorporated and existing under the laws of the Republic of Indonesia, registered with the Indonesian Ministry of Law and Human Rights under NIB number 1404250090169, whose registered office is at Belleza, Lt. 1 SA 11A & 1 SA 11B, Jl. Letjen Soepeno Nomor 34, Jakarta Selatan 12210, Republic of Indonesia (the "**Company**").<br>Represented herein by **BO NICLAS ADLER**, acting by virtue of Director Decree Number 001/SK.Dir/V/2026 dated May 5th, 2026, as the party authorized to grant Power of Attorney (the "**Authorizer**") to: |
| Penerima Kuasa | Attorney-in-Fact |
| **PAUL TAYLOR**, yang beralamat tempat tinggal di 6528 Somerset Circle, Boca Raton, Florida 33496, Amerika Serikat, seorang karyawan dari Visium Technologies Inc. (CIK 0001082733) (selanjutnya disebut "**Penerima Kuasa**" atau "***Attorney-in-Fact***"). | **PAUL TAYLOR**, whose residential address is 6528 Somerset Circle, Boca Raton, Florida 33496, United States of America, an employee of Visium Technologies Inc. (CIK 0001082733) (the "**Attorney-in-Fact**"). |
| Latar Belakang | Recitals |
| (A) Perseroan diwajibkan untuk memperoleh dan memelihara akses pada Sistem Pengumpulan, Analisis dan Pengambilan Data Elektronik (Electronic Data Gathering, Analysis, and Retrieval system, "**EDGAR**") Komisi Sekuritas dan Bursa Amerika Serikat (United States Securities and Exchange Commission) dan platform penggantinya EDGAR Next, dalam rangka melakukan pengajuan pada Schedule 13D, Form 4 dan formulir lainnya sebagaimana mungkin diwajibkan berdasarkan hukum sekuritas federal Amerika Serikat. | (A) The Company is required to obtain and maintain access to the United States Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval system ("**EDGAR**") and its successor EDGAR Next platform, in order to make filings on Schedule 13D, Form 4 and such other forms as may be required under United States federal securities laws. |

MONADHA, S.H., M.Kn. NOTARIS KOTA JAKARTA SELATAN

| | |
|---|---|
| (B) Perseroan bermaksud untuk menunjuk Penerima Kuasa untuk bertindak atas namanya semata-mata untuk tujuan terbatas administrasi akun EDGAR dan penyampaian permohonan Form ID Perseroan dan pengajuan terkait, berdasarkan syarat-syarat sebagaimana diatur di bawah. | (B) The Company wishes to appoint the Attorney-in-Fact to act on its behalf for the strictly limited purpose of EDGAR account administration and the submission of the Company's Form ID application and related filings, on the terms set out below. |
| (C) Surat Kuasa ini dimaksudkan untuk memenuhi persyaratan Rule 10 dan Rule 11 dari Regulation S-T (17 CFR §§ 232.10, 232.11) dan EDGAR Filer Manual, sambil tetap mempertahankan seluruh kewenangan komersial dan tata kelola secara eksklusif di tangan Perseroan. | (C) This Power of Attorney is intended to satisfy the requirements of Rules 10 and 11 of Regulation S-T (17 CFR §§ 232.10, 232.11) and the EDGAR Filer Manual, while preserving all commercial and governance authority exclusively within the Company. |
| Pemberian Kewenangan | Grant of Authority |
| 1. Perseroan dengan ini menunjuk Penerima Kuasa sebagai penerima kuasa yang sah dan benar menurut hukum (*true and lawful attorney-in-fact*), dengan kewenangan untuk bertindak atas nama Perseroan semata-mata dan secara eksklusif sehubungan dengan EDGAR, termasuk untuk: | 1. The Company hereby appoints the Attorney-in-Fact as its true and lawful attorney-in-fact, with authority to act on behalf of the Company solely and exclusively in connection with EDGAR, including to: |
| (a) menyiapkan, menandatangani atas nama Perseroan, dan menyampaikan kepada SEC permohonan Form ID (dan setiap perubahannya) dan setiap dokumen yang diperlukan atau tepat untuk memperoleh kode akses dan kata sandi EDGAR; | (a) prepare, sign in the Company's name, and submit to the SEC a Form ID application (and any amendments) and any other documents necessary or appropriate to obtain EDGAR access codes and passwords; |
| (b) mendaftarkan Perseroan ke EDGAR Next atau sistem penggantinya; | (b) enroll the Company in EDGAR Next or any successor system; |
| (c) bertindak sebagai administrator akun untuk akun EDGAR Perseroan, termasuk kewenangan untuk (i) mengangkat, memberhentikan dan mengganti administrator akun, pengguna akun, administrator teknis dan entitas yang didelegasikan, selalu tunduk pada Pasal 2 di bawah; (ii) memelihara keamanan akun EDGAR Perseroan, termasuk perubahan kode akses; (iii) memelihara, mengubah dan menyatakan | (c) act as an account administrator for the Company's EDGAR account, including the authority to (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities, subject always to clause 2 below; (ii) maintain the security of the Company's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on |

MONADHA, S.H., M.Kn. NOTARIS KOTA JAKARTA SELATAN

| | |
|---|---|
| kebenaran informasi pada dasbor akun EDGAR Perseroan; (iv) bertindak sebagai narahubung EDGAR; dan (v) melaksanakan setiap tindakan lain yang diatur oleh Rule 10 dari Regulation S-T (17 CFR § 232.10) atau EDGAR Filer Manual. | the Company's EDGAR account dashboard; (iv) serve as the EDGAR point of contact; and (v) perform any other action contemplated by Rule 10 of Regulation S-T (17 CFR § 232.10) or the EDGAR Filer Manual. |
| Pembatasan Tegas — Tidak Ada Kewenangan Komersial | Express limitations — no commercial authority |
| 2. Tanpa mengurangi sifat umum dari Pasal 1, Surat Kuasa ini dibatasi secara tegas pada administrasi akun EDGAR dan pengajuan terkait. Surat Kuasa ini tidak, dan tidak boleh ditafsirkan sebagai, memberikan kewenangan kepada Penerima Kuasa untuk: | 2. Notwithstanding the generality of clause 1, this Power of Attorney is limited strictly to EDGAR account administration and related filings. It does not, and shall not be construed to, authorise the Attorney-in-Fact to: |
| (a) mengambil keputusan komersial, strategis, investasi atau operasional atas nama Perseroan; | (a) make any commercial, strategic, investment or operational decision on behalf of the Company; |
| (b) mengadakan, mengubah atau mengakhiri suatu kontrak, perjanjian atau pengaturan atas nama Perseroan (selain perjanjian administrasi akun EDGAR dengan SEC); | (b) enter into, amend or terminate any contract, agreement or arrangement on behalf of the Company (other than EDGAR account administration agreements with the SEC); |
| (c) menimbulkan atau melepaskan utang, kewajiban, jaminan atau pembebanan apa pun atas nama Perseroan; | (c) incur or release any debt, liability, guarantee or encumbrance on behalf of the Company; |
| (d) mengalihkan, memindahtangankan, menjaminkan atau memberikan hak atau kepentingan atas aset apa pun milik Perseroan; | (d) transfer, dispose of, pledge or create any interest in any asset of the Company; |
| (e) melakukan pembayaran apa pun, menerima imbalan apa pun, atau mengoperasikan rekening bank apa pun atas nama Perseroan; | (e) make any payment, receive any consideration, or operate any bank account on behalf of the Company; |
| (f) mewakili atau mengikat Perseroan kepada pihak ketiga manapun selain SEC sehubungan dengan administrasi EDGAR; | (f) represent or bind the Company to any third party other than the SEC in respect of EDGAR administration; |
| (g) menghapus atau menonaktifkan akses dari setiap administrator EDGAR yang ditunjuk oleh Perseroan dari antara direktur, pejabat atau | (g) remove or disable the access of any EDGAR administrator designated by the Company from among its own directors, officers or employees (an "**Internal Administrator**"); or |

| | |
|---|---|
| karyawan Perseroan sendiri (selanjutnya disebut "**Administrator Internal**"); atau | |
| (h) menyampaikan suatu Schedule 13D, perubahan Schedule 13D, atau Form 4 dengan transaksi non-rutin, tanpa persetujuan tertulis terlebih dahulu dari Perseroan sesuai dengan Surat Perikatan tertanggal pada atau sekitar tanggal Surat Kuasa ini (selanjutnya disebut "**Surat Perikatan**"). Untuk pengajuan Form 4 rutin, protokol tinjauan dan persetujuan dalam Surat Perikatan wajib berlaku. | (h) submit a Schedule 13D, a Schedule 13D amendment, or a Form 4 with non-routine transactions, without the prior written approval of the Company in accordance with the engagement letter dated on or about the date of this Power of Attorney (the "**Engagement Letter**"). For routine Form 4 filings, the review and sign-off protocol in the Engagement Letter shall apply. |
| Administrator Internal Bersamaan dan Protokol Pengajuan | Concurrent Internal Administrator and filing protocol |
| 3. Perseroan wajib setiap saat mempertahankan paling sedikit satu (1) Administrator Internal dengan akses administratif EDGAR penuh secara bersamaan dengan Penerima Kuasa. Penerima Kuasa wajib dengan segera memberikan kepada Perseroan (i) salinan dari seluruh pengajuan yang disampaikan atas nama Perseroan, beserta tanda terima konfirmasi pengajuan, dalam waktu satu (1) Hari Kerja sejak penyampaian, dan (ii) setiap kode akses, kata sandi, atau kredensial CCC/CIK yang berkaitan dengan akun EDGAR Perseroan, sehingga Perseroan setiap saat tetap memiliki kemampuan praktis untuk mengakses, mengelola dan, jika perlu, mencabut akses Penerima Kuasa. | 3. The Company shall at all times maintain at least one (1) Internal Administrator with full EDGAR administrative access concurrent with the Attorney-in-Fact. The Attorney-in-Fact shall promptly provide to the Company (i) copies of all filings submitted on behalf of the Company, together with submission confirmation receipts, within one (1) Business Day of submission, and (ii) any access codes, passwords, or CCC/CIK credentials relating to the Company's EDGAR account, such that the Company at all times retains the practical ability to access, administer and, if necessary, revoke the Attorney-in-Fact's access. |
| Jangka Waktu, Pengakhiran dan Pencabutan | Duration, termination and revocation |
| 4. Surat Kuasa ini berlaku sejak tanggal pelaksanaannya dan wajib tetap berlaku sampai yang paling awal terjadi dari: (a) dua belas (12) bulan sejak tanggal pelaksanaan (berakhirnya jangka waktu secara otomatis, kecuali diperpanjang secara tertulis oleh Perseroan); (b) pencabutan oleh Perseroan melalui pemberitahuan tertulis yang disampaikan kepada Penerima Kuasa dan dengan pencatatan pada dasbor EDGAR Perseroan dan, sepanjang dapat dilaksanakan, pemberitahuan tertulis kepada SEC Office of EDGAR Information Analysis; (c) pengakhiran Surat Perikatan sesuai dengan | 4. This Power of Attorney takes effect on the date of its execution and shall remain in force until the earliest of: (a) twelve (12) months from the date of execution (automatic sunset, unless renewed in writing by the Company); (b) revocation by the Company by written notice delivered to the Attorney-in-Fact and by notation on the Company's EDGAR dashboard and, where practicable, written notice to the SEC Office of EDGAR Information Analysis; (c) the termination of the Engagement Letter in accordance with its terms; (d) the withdrawal or denial of the Company's Form ID application; (e) the death, |

NOTARIS KOTA JAKARTA SELATAN

| | |
|---|---|
| ketentuannya; (d) penarikan atau penolakan permohonan Form ID Perseroan; (e) kematian, ketidakcakapan, kepailitan atau pengakhiran hubungan kerja Penerima Kuasa oleh Visium Technologies Inc.; atau (f) dimulainya proses kepailitan, administrasi atau proses serupa terhadap Visium Technologies Inc. Tidak diperlukan persetujuan dari Penerima Kuasa untuk pencabutan oleh Perseroan. | incapacity, bankruptcy or termination of employment of the Attorney-in-Fact by Visium Technologies Inc.; or (f) the commencement of any insolvency, administration or similar proceeding in respect of Visium Technologies Inc. No consent of the Attorney-in-Fact is required for revocation by the Company. |
| Ratifikasi | Ratification |
| 5. Perseroan meratifikasi dan menegaskan seluruh tindakan yang sah dan dilakukan oleh Penerima Kuasa dalam lingkup kewenangan yang diberikan oleh, dan dengan mematuhi pembatasan yang termuat dalam, Surat Kuasa ini. Untuk menghindari keraguan, tidak ada tindakan yang diambil dengan melanggar Surat Kuasa ini atau Surat Perikatan yang akan diratifikasi. | 5. The Company ratifies and confirms all acts lawfully done by the Attorney-in-Fact within the authority granted by, and in compliance with the limitations contained in, this Power of Attorney. For the avoidance of doubt, no act taken in breach of this Power of Attorney or the Engagement Letter is ratified. |
| Pengecualian Pemberian Ganti Rugi dan Tanggung Jawab | Indemnity carve-out and liability |
| 6. Tidak ada ketentuan dalam Surat Kuasa ini yang membatasi tanggung jawab Penerima Kuasa atau Visium Technologies Inc. atas penipuan, pelanggaran sengaja, kelalaian berat, pelanggaran terhadap Surat Perikatan, atau pelanggaran terhadap hukum yang berlaku. Pengalokasian tanggung jawab, ganti rugi dan asuransi antara Perseroan dan Penerima Kuasa diatur dalam Surat Perikatan. | 6. Nothing in this Power of Attorney limits any liability of the Attorney-in-Fact or Visium Technologies Inc. for fraud, wilful misconduct, gross negligence, a breach of the Engagement Letter, or a breach of applicable law. Allocation of liability, indemnification and insurance between the Company and the Attorney-in-Fact are set out in the Engagement Letter. |
| Hukum yang Berlaku | Governing law |
| 7. Surat Kuasa ini diatur oleh dan ditafsirkan menurut hukum Republik Indonesia (sebagai yurisdiksi pendirian Perseroan) sehubungan dengan kewenangan internal Perseroan atas Penerima Kuasa, dan oleh hukum sekuritas federal Amerika Serikat dan Regulation S-T yang berlaku sehubungan dengan penggunaannya di hadapan SEC. Perseroan dan Penerima Kuasa | 7. This Power of Attorney is governed by and construed in accordance with the laws of the Republic of Indonesia (being the Company's jurisdiction of incorporation) in relation to the Company's internal authorisation of the Attorney-in-Fact, and by applicable United States federal securities laws and Regulation S-T in relation to its use before the SEC. The Company and the |

| | |
|---|---|
| tunduk pada yurisdiksi non-eksklusif pengadilan Republik Indonesia sehubungan dengan masalah kewenangan internal, tanpa mengurangi yurisdiksi pengadilan Amerika Serikat sehubungan dengan masalah EDGAR atau hukum sekuritas. | Attorney-in-Fact submit to the non-exclusive jurisdiction of the courts of the Republic of Indonesia in respect of internal authorisation matters, without prejudice to the jurisdiction of any United States court in respect of EDGAR or securities-law matters. |
| Bahasa | Language |
| 8. Surat Kuasa ini dibuat dalam dua bahasa, yaitu Bahasa Indonesia dan Bahasa Inggris. Apabila terdapat ketidaksesuaian atau perbedaan penafsiran antara kedua versi tersebut, versi Bahasa Indonesia yang wajib berlaku, sesuai dengan Pasal 31 Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa, dan Lambang Negara, serta Lagu Kebangsaan. | 8. This Power of Attorney is made in two languages, namely Bahasa Indonesia and English. In the event of any inconsistency between the two versions, the Bahasa Indonesia version shall prevail, in accordance with Article 31 of Law No. 24 of 2009 on the Flag, Language, Coat of Arms and National Anthem of the Republic of Indonesia. |

NOTARIS KOTA JAKARTA SELATAN MONADHA, S.H., M.Kn.

## PELAKSANAAN / EXECUTION

DEMIKIANLAH, Perseroan telah memerintahkan Surat Kuasa ini untuk dilaksanakan oleh direkturnya yang berwenang pada tanggal yang disebutkan di bawah ini.

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed by its duly authorised representative on the date set out below.

PT SMART GREEN TECHNOLOGIES

METERAI TEMPEL 10000 107ANX304861541

Tanda Tangan: ______

Nama / Name: **BO NICLAS ADLER**

Jabatan / Title: *Komisaris / Commissioner*

Tanggal / Date: **6 Mei 2026 / May 6, 2026**

## NOTARISASI (INDONESIA) / NOTARISATION (INDONESIA)

| | |
|---|---|
| Surat Kuasa ini telah dilaksanakan di hadapan saya pada tanggal 6 bulan Mei 2026 oleh penandatangan tersebut di atas, yang identitasnya telah saya verifikasi melalui dokumen identitas yang ditunjukkan kepada saya, dan yang menandatangani di hadapan saya selaku Komisaris Perseroan yang mendapatkan penunjukan berdasarkan Surat Keputusan Direksi Nomor 001/SK.Dir/V/2026 tertanggal 5 Mei 2026. | This Power of Attorney was executed before me this 6 day of May 2026 by the above-named signatory, whose identity was verified by the identity documents shown to me, and who signed in my presence as Commissioner of the Company who obtained an official appointment by virtue of Director Decree Number 001/SK.Dir/V/2026 dated May 5th, 2026. |

Notaris / Notary No. Leg.0076/V/2026 (In three folds)

Tanda Tangan / Signature: ______

Nama / Name: **MONADHA, S.H., M.Kn.**

Yurisdiksi / Jurisdiction: Republik Indonesia / Republic of Indonesia

Cap / Stamp: ______

MONADHA, S.H., M.Kn. NOTARIS KOTA JAKARTA SELATAN